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                                                                       EXHIBIT 5

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                         TESTA, HURWITZ & THIBEAULT, LLP
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                                ATTORNEYS AT LAW

                                 125 High Street
Office (617) 248-7000      Boston, Massachusetts 02110        Fax (617) 248-7100




                                                     November 19, 2001


Teradyne, Inc.
321 Harrison Avenue
Boston, MA 02118

      Re: Registration Statement on Form S-8 Relating to each of the GenRad, Inc. 1991 Equity Incentive Plan, 1991 Directors' Stock Option Plan, 1997 Non-Qualified Employee Stock Option Plan and the Non-Statutory Stock Option Agreement by and between Robert M. Dutkowsky and GenRad, Inc. (collectively, the "Plans")

Dear Sir or Madam:

         Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by Teradyne, Inc. (the "Company") on the date hereof, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 1,157,450 shares of Common Stock, par value $0.125 per share, of the Company issuable pursuant to the Plans (the "Shares").

         We have examined, are familiar with, and have relied as to factual matters solely upon, copies of the Plans, the Company's Certificate of Incorporation, the Company's By-Laws, as amended, the minute books and stock records of the Company, and originals or certified copies of such other certificates, documents, records and materials as we have deemed necessary for the purpose of rendering this opinion.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.


                                          Very truly yours,

                                          /s/ TESTA, HURWITZ & THIBEAULT, LLP

                                          TESTA, HURWITZ & THIBEAULT, LLP